UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 16, 2001



                                 BE INCORPORATED
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


         Delaware                       000-26387                94-3123667
        ---------                       ----------               -----------
(State or other jurisdiction of   (Commission File No.)        (IRS Employer
incorporation or organization)                               Identification No.)


                         800 El Camino Real, Suite 400,
                              Menlo Park, CA 94025
                              --------------------
          (Address of principal executive offices, including zip code)

                                 (650) 462-4100
                                 --------------
              (Registrant's telephone number, including area code)

Item 5. Other Events.

         On August 16, 2001, Be Incorporated ("Be") entered into an Asset Purchase Agreement ("Asset Purchase Agreement") with Palm, Inc. ("Palm"), a Delaware corporation, and ECA Subsidiary Acquisition Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Palm ("ECA"). The Asset Purchase Agreement contemplates that, subject to the satisfaction of the conditions contained therein (including obtaining the approval of the stockholders of Be), Palm would acquire (through ECA) Be's intellectual property and technology assets (the "Acquisition") for a purchase price of $11 million, to be paid in shares of common stock of Palm. Be currently intends to liquidate these shares by selling them for cash as soon as reasonably practicable following the closing of the Acquisition. It is also contemplated that Be will wind up its operating business (the "Wind-Up") following the closing of the Acquisition. The Asset Purchase Agreement also provides that Be will be retaining certain rights, assets and liabilities in connection with the Acquisition.

         The directors and executive officers and certain significant stockholders of Be collectively holding an aggregate of approximately 14% of Be's outstanding common stock have entered into stockholder support agreements with Palm and ECA, dated as of August 16, 2001 (the "Support Agreements"), and have delivered irrevocable proxies to Palm, pursuant to which they have agreed to vote their Be shares in favor of the approval and adoption of the Asset Purchase Agreement, the Wind-Up and related matters contemplated by the Asset Purchase Agreement.

         In connection with the execution of the Asset Purchase Agreement, Be and Palm also entered into a Funding Agreement, dated as of August 16, 2001, which requires that Palm pay to Be, on a weekly basis, an amount equal to the product of $2,500 and the number of designated Be employees who remain employed by Be as of the beginning of each such weekly period. The Funding Agreement will terminate upon the earlier to occur of the consummation of the Acquisition or the termination of the Asset Purchase Agreement.

         Copies of the Asset Purchase Agreement, the form of Support Agreement, the Funding Agreement, and Be's press release dated August 16, 2001, entitled "Be Announces Sale of Intellectual Property and Technology Assets to Palm", are attached to this report as Exhibits 2.1, 2.2, 2.3 and 99.1, respectively.

         This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties, including those relating to the possible inability to complete the Acquisition as scheduled, or at all, and to achieve the anticipated benefits of the Acquisition. Actual results and developments may differ materially from those described or incorporated by reference in this Report. For more information about Be and risks arising when investing in or holding shares of Be, investors are directed to Be's most recent filings with the Securities and Exchange Commission.

         All stockholders of Be should read the proxy statement concerning the Purchase Agreement and the Wind-Up that will be filed with the SEC and mailed to Be stockholders. The proxy statement will contain important information that Be stockholders should consider before making any decision regarding the Purchase Agreement and the Wind-Up. Be stockholders will be able to obtain the proxy statement, as well as other filings containing information about Be and Palm, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement will also be available, without charge, by contacting the Secretary of Be.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial statements of business acquired.  Not applicable.

         (b)      Pro forma financial information.  Not applicable.

         (c)      Exhibits.

       Exhibit
       Number    Description
       -------   -----------

          2.1 Asset Purchase Agreement, dated as of August 16, 2001, by and among Palm, Inc., ECA Subsidiary Acquisition Corporation and Be Incorporated.

          2.2 Form of Stockholder Support Agreement, dated as of August 16, 2001, by and among Palm, Inc., ECA Subsidiary Acquisition Corporation and certain stockholders of Be Incorporated.

          2.3 Funding Agreement, dated as of August 16, 2001, by and between Palm, Inc. and Be Incorporated.

          99.1 Be Incorporated Press Release, dated August 16, 2001.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


BE INCORPORATED

By:   /s/ JEAN-LOUIS F. GASSEE                            Date : August 24, 2001
      Jean-Louis F. Gassee
      President, Chief Executive Officer and Director

                                 EXHIBIT INDEX

       Exhibit
       Number    Description
       -------   -----------

          2.1 Asset Purchase Agreement, dated as of August 16, 2001, by and among Palm, Inc., ECA Subsidiary Acquisition Corporation and Be Incorporated.

          2.2 Form of Stockholder Support Agreement, dated as of August 16, 2001, by and among Palm, Inc., ECA Subsidiary Acquisition Corporation and certain stockholders of Be Incorporated.

          2.3 Funding Agreement, dated as of August 16, 2001, by and between Palm, Inc. and Be Incorporated.

          99.1 Be Incorporated Press Release, dated August 16, 2001.